Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in this Registration Statement on Form S-1 of our report dated April 6, 2015, except for Note 1 which is dated July 23, 2015, with respect to the audited financial statements of Lingerie Fighting Championships, Inc. for the period from July 21, 2014 (inception) through December 31, 2014.

We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ MaloneBailey, LLP
www.malonebailey.com
Houston, Texas
July 23, 2015